SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-KA

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


 Date of Report (Date of earliest event reported)................March 31, 1998



                        SOUTH BRANCH VALLEY BANCORP, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   West Virginia                    0-16587                          55-0672148
-----------------------        -------------------  ----------------------------
 (State of other                  (Commission                  (I.R.S. Employer
   jurisdiction                   File Number)              Identification No.)
  of incorporation)




                310 North Main Street, Moorefield, West Virginia 26836
               --------------------------------------------------------
               (Address of principal executive offices, including
                                    zip code)




        Registrant's telephone number, including area code (304) 538-2353
                                                           ----------------







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Item 2.        Acquisition of Assets

     At the close of business on March 31, 1998, South Branch Valley Bancorp, Inc. ("South Branch") acquired the remaining Seven Hundred Twenty-six Thousand Eight Hundred Twenty (726,820) shares of the issued and outstanding stock of The Capital State Bank, Inc. ("Capital State").1 In accordance with the terms and conditions of the Agreement and Plan of Merger dated August 6, 1997 as amended December 16, 1997 (the "Agreement") by and among South Branch, Capital State, and Capital Interim Bank, Inc., a wholly-owned subsidiary of South Branch formed to facilitate the merger (the "Merger"). Pursuant to the Agreement, Capital State was merged with and into Capital Interim Bank, Inc. with Capital Interim Bank surviving the Merger and assuming the name "Capital State Bank, Inc."

     The Agreement provided that upon consummation of the Merger, each outstanding share of common stock of Capital State (other than shares held by South Branch) would, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .2531 shares of South Branch stock for each share of Capital State stock owned. No fractional shares of South Branch stock will be issued in connection with the Merger. In lieu thereof, Capital State shareholders will be entitled to receive cash for such fractional shares based on an assigned value of $43.50 per share which has been derived from the range of market values known to South Branch for the year 1997.

     The exchange ratio for Capital State's stock was negotiated through arms-length discussions between the managements of Capital State and South Branch. The respective Boards of Directors of Capital State and South Branch determined that the Merger was fair and in the best interests of the shareholders of Capital State and South Branch.

     Consummation of the Merger was subject to approval of the shareholders of Capital State and receipt of all required regulatory approvals, as well as other customary conditions. The issuance of shares in connection with the Merger was subject to approval by the shareholders of South Branch. In addition, shareholders of South Branch were asked to approve an amendment to the Articles of Incorporation of South Branch increasing its authorized shares from Six
Hundred Thousand (600,000) shares at a par value of $2.50 to Two Million (2,000,000) shares at a par value of $2.50. At special meetings held on March 24, 1998 and March 25, 1998, respectively, the shareholders of both Capital State and South Branch approved the proposed transactions. No other matters came before either meeting or any adjournment or adjournments thereof. Prior to the special meetings of shareholders, all applicable regulatory approvals were received.

--------

1 South Branch had previously purchased Four Hundred Seventy-four Thousand Six Hundred Eighty (474,680) shares of Capital State through acquisitions consummated on June 17, 1997 and March 14, 1997. The nature of these acquisitions is more fully described in Form 8-K's filed by South Branch on June 25, 1997, and March 27, 1997, respectively. On June 18, 1997, in consideration of their willingness to serve on the Board of Capital State, South Branch transferred 500 shares each for an aggregate of 1,500 shares to Messrs. H. Charles Maddy, II, James M. Cookman and Harold K. Michael. Accordingly, as of March 31, 1998, South Branch owned directly Four Hundred Seventy-three Thousand One Hundred Eighty (473,180) shares of Capital State. Messrs. Maddy, Cookman and Michael are also directors of South Branch. Mr. Maddy is President of South Branch.

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     Capital  State  Bank  was a West  Virginia  banking  corporation  with  its
principal  place  of  business  in  Charleston,   West  Virginia.  The  physical
properties of Capital State will be used to conduct the business of banking.


Item 5. Other Events


     Pursuant to the Agreement, South Branch agreed to take such actions as was necessary to cause three members of the Board of Directors of Capital State to become members of the Board of Directors of South Branch. Pursuant to the Agreement, Capital State was entitled to one director in each class of South Branch's staggered board. Accordingly, effective at the close of business on March 31, 1998, South Branch agreed to appoint the following individuals to the Board of Directors of South Branch.



     Name                        Term           Occupation (last five years)
     ----                        ----           ----------------------------
Frank A. Baer, III           1 year term        President, Commercial Insurance
                                                Service (1989-Present)
Georgette R. George          2 year term        Manager, C & G, Inc. (Hotel)
                                                        (1991-Present);
                                                         Sales Manager,
                                                         Hewlett-Packard
                                                        (1983-1991)
Charles S. Piccirillo        3 year term        Partner, Shaffer & Shaffer
                                                        (1982-Present)


Item 7.       Financial Statements, Pro-Forma Financial Information and Exhibits

     (a) It is impracticable to provide the required financial statements for Capital State at this time. Accordingly, South Branch will file the require financial statements for Capital State as an amendment to this form as soon as practicable, but not later than 60 days after the report on 8-K has been filed.

     (b) Exhibit (2) - Agreement and Plan of Merger dated as of August 6, 1997, as amended December 16, 1997.


                                               SOUTH BRANCH VALLEY BANCORP, INC.

     04/03/98                                /s/ H. Charles Maddy, III
------------------------------            --------------------------------------
         Date                                      By:   H. Charles Maddy, III
                                                   Its:  President


     The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative (other than an executive officer or general partner of this filing person), evidence of the representative's authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already

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on file with the Commission may be incorporated  by reference.  The name and any title of each person who signs the statement shall be typed or printed beneath his signature.


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